EXHIBIT 99.1

New Energy Systems Group Voluntarily Applying to Delist from NYSE MKT

SHENZHEN, China, Apr. 12, 2013 -- New Energy Systems Group (NYSE MKT: NEWN) ("New Energy" or the "Company"), an original design manufacturer and distributor of Anytone® and MeePower® branded consumer backup power systems for mobile devices and solar related application products to service municipal power applications, today announced that the Company is voluntarily applying to delist its common stocks from NYSE MKT and planning to list on OTC pink market. This decision has been unanimously approved by the Company’s board.

The Company made this decision due to the following reasons:

1.
The Company believes that the current US capital market is not suitable for small cap Chinese companies like New Energy. Although the Company’s performance has not been good recently, the Company believes that the current stock price does not reflect the Company’s real value.

2.	Under the current capital market situation, the Company believes that costs to maintain its listing on NYSE MKT greatly outweigh the benefits of it.

3.	By saving significant listing costs, the Company will have more funds to support its developing strategy.

Based on the above reasons, the management believed that it is not practical for the Company to maintain its listing on NYSE MKT. As such, the Board of Directors of the Company unanimously agreed that it is in the best interest of the Company and its shareholders to voluntarily delist its common stock from NYSE MKT. In connection with this decision, the Company has formally notified NYSE MKT on April 12, 2013 of the Company’s intention to file a Form 25 – Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, with the SEC on or about April 22, 2013.The Company expects that the delisting will take effect on or about April 22, 2013.

Mr. Weihe (“Jack”) Yu, Chairman and CEO of New Energy Systems Group, said, “It was extremely difficult for the Company to make this decision. However, considering the Company’s future development, we believed this is a reasonable and understandable decision. In addition, the Company does not eliminate the possibility to come back to list on the major stock exchanges.”

About New Energy Systems Group

New Energy Systems Group is an original design manufacturer and distributor of lithium ion batteries and backup power systems for leading manufacturers of mobile phones, laptops, digital cameras, MP3s and a variety of other portable electronics. The Company's end-user consumer products are sold under the Anytone® and MeePower® brand in China and globally. The fast pace of new mobile device introductions in China combined with a growing middle class make it fertile ground for New Energy's end-user consumer products. Additional information about the company is available at: www.newenergysystemsgroup.com.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

COMPANY
New Energy Systems Group
Ken Lin, VP of Investor Relations
Tel:   +1-917-573-0302
Email: ken@newenergysystemsgroup.com
www.newenergysystemsgroup.com